                                                                   EXHIBIT 10.41


                                PROMISSORY NOTE

$1,200,000.00                                                   October 14, 2003
                                                                Edina, Minnesota


     FOR VALUE RECEIVED, HEI, INC., a Minnesota corporation ("Maker") promises to pay to the order of COMMERCE BANK, a Minnesota state banking corporation ("Payee") or its assigns, at its office located at 7650 Edinborough Way, Suite 150, Edina, Minnesota 55435, or such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00), or the unpaid principal balance outstanding from all sums advanced against this Note, whichever amount is less, together with interest thereon as hereinafter provided.

     1.   Interest shall accrue on the principal balance hereof as follows:

          (a) Commencing on the date hereof, to and including October 31, 2006, interest shall accrue on the outstanding principal balance hereof at the rate of interest equal to 6.50% per annum; and

          (b) Commencing on November 1, 2006, to and including the Maturity Date (as hereinafter defined), interest shall accrue on the principal balance hereof at a fixed rate per annum, which rate shall be equal to the greater of (i) the Three-Year Treasury Base Rate (as hereinafter defined) plus three percent (3.0%), or (ii) the Prime Rate (as hereinafter defined) plus one percent (1.0%).

     As used herein, (a) "Three Year Treasury Base Rate" shall mean the average yield rounded up to the nearest one-eighth percent (.125%) on the twenty business days immediately preceding November 1, 2006 of the yield on United States Treasury Notes adjusted to a constant maturity of three years as published the Federal Reserve Board Release H.15 (or from such other appropriate source determined by Payee if such Release is no longer published); and (b) "Prime Rate" shall mean the rate published in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's thirty largest banks.

     2. Maker shall pay the principal of this Note and interest thereon as follows:

          (a) On the first day of each month, commencing on November 1, 2003, to and including October 1, 2006, there shall be due and Maker shall pay monthly installments of principal and interest in the amount of Nine Thousand Eleven and No/100 Dollars ($9,011.00); and

          (b) On the first day of each month, commencing on November 1, 2006, to and including October 1, 2009, there shall be due and maker shall pay monthly installments of principal and interest, each of which shall be in an amount equal to the amount that would be required to amortize the remaining principal balance of this Note, over a term ending on November 1, 2023, at the then applicable interest rate provided above.








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                                PROMISSORY NOTE
                                     Page 2

$1,200,000.00                                                   October 14, 2003
                                                                Edina, Minnesota



     On November 1, 2009 (the "Maturity Date"), the entire remaining principal balance of this Note, together with any accrued, unpaid interest, shall be due and payable in full.

     3.  Maker may prepay this Note in full at any time by giving Payee sixty
(60) days prior written notice. At any time of prepayment, and in consideration of Payee's willingness to accept such prepayment, Maker shall pay, in addition to the then outstanding principal balance plus accrued unpaid interest, a prepayment premium as follows:

         (a) From the date hereof, to and including October 31, 2005, an amount equal to two percent (2%) of the outstanding principal balance of this Note as of the date of prepayment; and

         (b) From November 1, 2005, to and including, October 31, 2007, an amount equal to one percent (1%) of the outstanding principal balance of this Note as of the date of prepayment.

         (c) From and after November 1, 2007, this Note may be prepaid in full at any time without payment of a prepayment premium.

     4. Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding. Such interest shall be computed on the basis of a year comprised of 360 days, but charged for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable. Payments under this Note shall be applied initially against accrued interest and escrow charges, if any, and thereafter in reduction of principal.

     5. This Note is executed and delivered pursuant to, and is entitled to the benefits of, that certain Term Loan Agreement, dated of even date herewith (the "Loan Agreement"), between Maker, as borrower and Payee, as lender and evidences the loan made or to be made pursuant to the terms and conditions of the Loan Agreement.

     6.  This Note is secured, inter alia, by

         (a) that certain Combination Mortgage, Security Agreement, Assignment of Rents and Fixture Financing Statement of even date herewith between Maker as Mortgagor and Payee as Mortgagee, covering certain real property in the County of Carver, State of Minnesota, as described therein (the "Mortgage").

     7. Maker acknowledges that if any payment required under this Note is not paid within ten (10) days after the same becomes due and payable, Payee will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Payee in incurring such extra administrative expenses would be impracticable or difficult to ascertain, it is agreed that three percent (3%) of the amount of the
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                                PROMISSORY NOTE
                                     Page 3

$1,200,000.00                                                   October 14, 2003
                                                                Edina, Minnesota



delinquency payment shall be the amount of damages to which the Payee is entitled, upon such breach, in compensation for such extra administrative expenses. Therefore, the Maker shall, in such event, without further notice, pay to Payee liquidated damages in the amount of three percent (3%) of the amount of such delinquent payments. The provisions of this paragraph are intended to govern only the determination of the above-described damages in the event of a breach in performance of the obligation of Maker to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by Payee to forbear in the collection of any delinquent payment, or be construed as in any way giving the undersigned the right, express or implied, to fail to make timely payment hereunder, whether upon payment of such damages or otherwise. The right of Payee to receive payment of such liquidated damages, and receipt thereof, are without prejudice to the right of Payee to collect such delinquent payments and any other amounts required to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

     8. Maker hereby waives presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker. No extension of time for the payment of this Note, or any installment thereof, made by agreement by Payee shall affect the original liability under this Note of Maker.

     9.  It shall be an "Event of Default" under this Note if:

          (a) Maker fails to pay when due or, if payable on demand, upon demand, any principal of this Note, prepayment premium (if applicable), or interest on this Note, any other amount of money required to be paid pursuant to this Note, or any other obligation of Maker to Payee within ten (10) days after the same becomes due, whether at the stated maturity or at a date fixed for any installment payment or any accelerated payment date or otherwise; or

          (b) Maker fails to comply with or perform any other term, covenant, agreement or condition of this Note, the Mortgage, the Loan Agreement, or any other document or instrument securing the payment of this Note, and such failure or breach shall continue for a period of thirty (30) days after written notice thereof is delivered by the holder of this Note to Maker; or

          (c) Maker

               (i) becomes insolvent or fails to pay its debts generally as they become due,

               (ii) suspends business,

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                                PROMISSORY NOTE
                                     Page 4

$1,200,000.00                                                   October 14, 2003
                                                                Edina, Minnesota



               (iii) makes a general assignment for the benefit of creditors,

               (iv) admits in writing its inability to pay its debt generally as they mature,

               (v) files a petition in bankruptcy or a petition or answer seeking liquidation of it or a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any state thereof, whether now or hereafter in effect,

               (vi) petitions for or applies to any tribunal for, or consents to the appointment of a trustee, custodian, liquidator, receiver or similar official for it or for a substantial part of its property,
          (vii) is adjudicated a bankrupt or has an involuntary petition in bankruptcy, or a case commenced against it under the Federal bankruptcy laws, as now or hereafter in effect, and an order for relief entered therein,

               (viii) takes any action for the purpose of effecting or consenting to any of the foregoing, or

               (ix) has an order, judgment or decree entered appointing without such entity's consent, a trustee, custodian, liquidator, receiver or similar official for it or for a substantial part of its property, or approving a petition in any such proceeding or approving a petition filed or case commenced against it seeking liquidation of it or a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, whether now or hereafter in effect, which order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry; or

          (d) Maker is dissolved, liquidated or wound up; or

          (e) Any representation or warranty made by Maker in the Mortgage or made in connection with the execution and delivery of this Note and the Mortgage, or the making of the loan secured hereby, shall be incorrect or untrue in any material respect; or

          (g) An "Event of Default" as defined in the Mortgage or the Loan Agreement or any other Loan Document (as defined in the Loan Agreement) shall occur.

     10. Upon the occurrence of an Event of Default (after expiration of any applicable cure or grace periods), in addition to any other rights or remedies Payee may have at law or in equity, Payee may, at its option, and without notice to Maker, declare immediately due and payable the entire unpaid principal sum hereof, together with all accrued and unpaid interest thereon at a rate which is three percent (3%) per annum above the interest rate then applicable hereunder on the date of such Event of Default (the "Default Rate"), plus any other sums owing


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                                PROMISSORY NOTE
                                     Page 5

$1,200,000.00                                                   October 14, 2003
                                                                Edina, Minnesota



at the time of such Event of Default pursuant to this Note, the Mortgage, the Loan Agreement or any other Loan Document.

     The failure to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time.

     11. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Maker may not assign or transfer its rights hereunder without the prior written consent of the Payee, which consent may be withheld in Payee's sole discretion.

     12. This Note shall be governed by, interpreted and construed according to the laws of the State of Minnesota. Maker hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Note, and Maker hereby agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota State or Federal court.

     13. The invalidity or unenforceability in particular circumstances of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

                                                HEI, INC.

                                                By:  /s/ Douglas J. Nesbit
                                                    ----------------------------
                                                    Its: Chief Financial Officer